UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2018

WATER NOW, INC.

(Exact name of registrant as specified in its charter)

Texas	000-55825	81-1419236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2840 Bryan Avenue Fort Worth, Texas	76104
(Address of principal executive offices)	(Zip Code)

(817) 900-6382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2018, Water Now, Inc. (the “Company”) entered into 3 separate but identical convertible promissory notes (“Notes”), security agreements (“Security Agreements”), and guarantee agreements (“Guarantee Agreements” and collectively herein referenced as “Agreements”) with 3 unaffiliated parties (in the singular “Holder” and the plural “Holders”). Under each of the Agreements, Holder 1, 2, and 3, each agreed to advance $62,500.00 for a total of $187,500.00 to the Company.

Description of the Notes

Maturity Date. The Notes mature on June 18, 2019, at which time all indebtedness under the Notes will be due and payable.

Interest. Interest on the outstanding principal amount of the Notes shall accrue and will be payable at a fixed rate of ten percent (10%) per annum.

Events of Default. The Notes provide for several standard events of default such as failure to make payments, non-compliance with covenants, agreements or warranties set forth in the agreement, the occurrence of bankruptcy and insolvency related events, failure to maintain common stock, and the failure of the Company to deliver certificates evidencing such common stock held by the Holder(s) upon conversion.

Conversion. The Notes shall be convertible into shares of common stock, no par value (“Common Stock”) at the option of the Holder(s) at any time and from time to time on or before the Maturity Date. The Holder(s) shall effect conversions by delivering to the Company a Conversion Notice as provided for in the Notes. The Obligor shall deliver Common Stock certificates to the Holder(s) prior to the Fifth (5th) Trading Day after a conversion. Holders are entitled to convert and sell on the same day at any time until receipt of payment in full on the Notes.

Description of Security Agreement

Grant of Security Interest. To secure the payment of the liabilities and performance of all of the obligations under the Notes, David King granted a security interest in 100,000 shares of common stock (“Collateral”) to each of the Holders of the Notes.

Affirmative Covenants. David King shall defend its title to the Collateral against all persons and shall furnish such further assurances as may be required. The Collateral shall be adjusted on the books and records of the Company, should the Company undertake a split of any kind of its common stock, no par value. Company shall at all times maintain accurate and complete books and records.

Events of Default. The Security Agreement provides for several standard events of default by the Company and David King such as failure to pay and the failure to observe and perform any covenant or agreement contained within the Security Agreement. Upon a default, Holder(s) shall have all of the rights and remedies of a secured party under the Texas Uniform Commercial Code and other applicable laws. Holder(s) may pursue such other remedies including but not limited to actions for specific performance and damages. Company shall reimburse Holder(s) for all liquidation costs including without limitation reasonable attorneys’ fees and expenses, advanced, incurred by, or on behalf of Company in collecting and enforcing liabilities.

Description of Guarantee Agreements

Issuance of the Guarantee. David King (“Guarantor”) guarantees the payment of the amounts owed by Company under the Notes. Guarantor agrees and promises to pay Holders any portion of the amounts owed to Holders under the Notes in the event of a default by the Company.

The foregoing description of certain terms of the Agreements do not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Promissory Note Form, Security Agreement Form, and Guarantee Agreement Form, which are filed with this report as Exhibits 10.12, 10.13, and 10.14, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. Differences may result from risks and uncertainties beyond the Company’s control. Additional factors that could materially impact the Company’s results and operations can be found under the caption “Risk Factors” in Water Now, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.12	Convertible Promissory Note Form
10.13	Security Agreement Form
10.14	Guarantee Agreement Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2018	WATER NOW, INC.

	By:	/s/ David King
	Name:	David King
	Title:	Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.12	Form Convertible Promissory Note dated June 18, 2018
10.13	Form Security Agreement dated June 18, 2018
10.14	Form Guarantee Agreement dated June 18, 2018